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                                                                   EXHIBIT 10.3

                                     FORM OF
                               SERVICES AGREEMENT

         This SERVICES AGREEMENT (the "Agreement") is made as of June __, 1998 by and between Republic Industries, Inc., a Delaware corporation ("Parent") and Republic Services, Inc., a Delaware corporation ("Company").

         WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its stockholders to separate the Company, which comprises the Parent's solid waste services businesses and operations, from Parent (the "Separation");

         WHEREAS, in order to effectuate the Separation, Parent and Company have entered into a Separation and Distribution Agreement, dated as of the date hereof (the "Separation and Distribution Agreement"), which provides, among other things, subject to the terms and conditions thereof, for the Separation, the initial public offering of the common stock of the Company and the distribution of all shares of common stock of the Company held by Parent to the stockholders of Parent; and

         WHEREAS, in order to ensure an orderly transition under the Separation and Distribution Agreement it will be necessary for Parent to provide to Company certain services described herein at various levels throughout the term of this Agreement.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the parties as follows:

                                    ARTICLE I

                                  FEES AND TERM

         1.1 PRICE/PAYMENT. As consideration for the services to be provided to Company by Parent under the terms of this Agreement, Company shall initially pay to Parent a fee (the "Services Fee") of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) per month. The Services Fee shall be payable by Company to Parent in arrears 15 days after the close of each month (prorated for any partial month) during the term of this Agreement. Any services provided by Parent to Company beyond the services covered by the Services Fee shall be billed to Company on a cost basis, or on such other basis as the parties may agree from time to time. The Services Fee shall be reviewed and reduced from time to time in accordance with Section 2.3.

         1.2 TERM. The term of this Agreement (the "Term") shall commence on the date hereof and shall expire one year after the closing of the initial public offering of the Company.



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                                   ARTICLE II

                                    SERVICES

         2.1 SERVICES. Parent agrees to provide the following services (subject to such modification or adjustment as may be mutually agreed upon by the parties) to Company during the Term:

         (a) CORPORATE COMMUNICATIONS DEPARTMENT: The corporate communications department of Parent shall develop and implement strategic internal and external communication programs for Company, including investor assistance and communications;

         (b) CORPORATE DEVELOPMENT DEPARTMENT. The corporate development department of Parent shall assist Company to develop, negotiate and close on acquisition and disposition opportunities.

         (c) CORPORATE FINANCE DEPARTMENT: The corporate finance department of Parent shall provide corporate accounting, financial planning and financial reporting systems, processing of Company accounts payable, processing of Company payroll, cash management and treasury functions, and internal audit supervision.

         (d) HUMAN RESOURCES DEPARTMENT: The human resources department of Parent shall provide and administer for certain employees, as agreed upon by the parties, all benefit plans and a 401(k) plan consistent with the current plans maintained by Parent, provide salary administration, maintain affirmative action/EEOC programs and compliance, assist in the recruiting and selection of employees, and administer employee relations programs.

         (e) LEGAL DEPARTMENT: The legal department of Parent shall provide all legal services requested by Company, including but not limited to: advice and counsel on legal matters, governmental affairs, employee termination issues, Fair Labor Standards Act matters and Service Contract Act matters; preparation, review and negotiation of acquisition agreements and other material contracts; direction and coordination of labor relations and worker's compensation cases and claims; performing corporate secretary functions; preparation and filing of all information, reports and registration statements with the Securities and Exchange Commission and any exchange on which the Company's common stock may be listed; and assisting in any applicable licensing and intellectual property matters.

         (f) PURCHASING DEPARTMENT: The purchasing department of Parent shall provide central purchasing programs for Parent and Company and shall provide Company assistance in negotiating contracts with vendors.



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         (g)      RISK MANAGEMENT DEPARTMENT: The risk management department of
                  Parent shall direct and coordinate all risk management activities of the Company, including insurance and surety and general risk management services such as insurance procurement and claims administration.

         (h) TAX DEPARTMENT: The tax department of Parent shall provide tax compliance, reporting and planning services for federal, state and local tax matters.

         2.2 DETAILS OF PERFORMANCE. Reasonable details of Parent's performance of services hereunder may be specified in one or more memoranda signed by the parties and such memoranda shall be deemed incorporated in this Agreement by reference as if recited herein in their entirety.

         2.3 PHASE OUT OF SERVICES; REDUCTION OF SERVICES FEE. The parties hereby acknowledge that Company will promptly take all steps to internalize the services to be provided herein by acquiring its own staff or outsourcing to third parties. The parties agree to periodically review the level of services being utilized by the Company, and from time to time shall reduce the Service Fee proportionately to account for reductions in the level of services being provided hereunder.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 CONFIDENTIALITY. Parent shall not use or disclose to any other person at any time, any confidential or proprietary information or trade secrets of Company, including, without limitation, its customer lists, programs, pricing and strategies except to those of its employees and those other persons who need to know such information to fulfill Parent's obligations hereunder. Parent shall provide to Company semi-annually upon Company's written request, a list of all employees of Parent whose duties have required access to such information, and any other employees who to the actual knowledge of Parent's officers have had access to such information during the preceding six (6) month period, in each case, designating whether such employees are in the employ of Parent as of the date such list is provided. Parent agrees that all drawings, specifications, data, memoranda, calculations, notes and other materials, including, without limitation, any materials containing confidential or proprietary information or trade secrets of Company, furnished by Company to Parent in connection with this Agreement and any copies thereof are and shall remain the sole and exclusive property of Company and shall be delivered to Company upon its request.

         3.2 NO AGENCY. Parent shall perform its services under this Agreement as an independent contractor. Each party acknowledges and agrees that it is not granted any express or implied authority to assume or create any obligation or responsibility on behalf of the other party, or to bind the other party with regard to third parties in any manner.

         3.3 NOTICES. Any notices required or permitted to be provided pursuant to this Agreement shall be provided in writing and be deemed received upon delivery by hand or five days after mailing




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by certified mail, return receipt requested, addressed to the recipient party at its address set forth above.

         3.4 FORCE MAJEURE. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party's performance for the period of delay or inability to perform due to such occurrence shall be suspended. Should Parent fail to perform hereunder and shall have provided proper notice to Company that it is unable to perform on account of one or more reasons set forth in this section, Company may obtain replacement services from a third party for the duration of such delay or inability to perform, or for such longer period as Company shall be reasonably required to commit to in order to obtain such replacement services and the Services Fee shall be reduced accordingly.

                                   ARTICLE IV

                               GENERAL PROVISIONS

         4.1 ENTIRE AGREEMENT. Except as contemplated in Section 2.2, this Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relative to said subject matter.

         4.2 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, Parent, Company and their respective successors and assigns.

         4.3 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts to be performed entirely in that State.

         4.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         4.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.




                                        REPUBLIC INDUSTRIES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                        REPUBLIC SERVICES, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------




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